UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2013

Pegasystems Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-11859

Massachusetts	04-2787865
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Rogers Street, Cambridge, Massachusetts 02142

(Address of principal executive offices, including zip code)

617-374-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 11, 2013, the Board of Directors (the “Board”) of Pegasystems Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (“Bylaws”) effective immediately to modify the advance notice requirement for shareholder proposals, including nominations of directors. The Bylaws had previously required shareholders to deliver notice not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting, generally. As amended, the Bylaws require notice of not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the prior year’s meeting, generally. The purpose of the amendment is to ensure that shareholders do not have differing advance notice requirements as a result of whether or not a proposal is made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

The description above of the amendments to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Bylaws that is marked to show changes is attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01.	Exhibits

3.1	Amended and Restated Bylaws of Pegasystems Inc.

3.2	Marked Amended and Restated Bylaws of Pegasystems Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: December 17, 2013	By:	/s/ Janet Mesrobian
Janet Mesrobian
Associate General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

EX 3.1	Amended and Restated Bylaws of Pegasystems Inc.

EX 3.2	Marked Amended and Restated Bylaws of Pegasystems Inc.